UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 26, 2011
PINNACLE ENTERTAINMENT, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-13641	95-3667491

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8918 Spanish Ridge Avenue, Las Vegas, Nevada	89148

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (702) 541-7777
N/A
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
On April 5, 2010, Pinnacle Entertainment, Inc. (the “Company”) filed a Current Report on Form 8-K reporting that on March 30, 2010, PNK (Baton Rouge) Partnership (“PNK (Baton Rouge)”), a Louisiana partnership and a wholly-owned indirect subsidiary of the Company, and Manhattan Construction Company (the “Contractor”) entered into an Agreement for Guaranteed Maximum Price Construction Services (the “Agreement”). The Agreement provides the general terms for construction of the Company’s Baton Rouge project, L’Auberge Casino & Hotel Baton Rouge (the “Project”).
On May 26, 2011, PNK (Baton Rouge) entered into a First Amendment to the Agreement with the Contractor (the “First Amendment”). The First Amendment provides that the Contractor is required to provide certain insurance for the Project. Prior to the First Amendment, PNK (Baton Rouge) was required to provide insurance for the Project, pursuant to an Owner Controlled Insurance Program. As provided in the First Amendment, the Contractor is required to provide the following insurance coverages, among others: (i) workers’ compensation insurance and employer’s liability insurance with limits not less than $1 million for bodily injury by accident and $1 million bodily injury by disease; and (ii) commercial general liability insurance with limits of not less than $1 million for bodily injury and property damage per occurrence limit and $3 million general aggregate limit.
In addition, on May 26, 2011, PNK (Baton Rouge) entered into a Second Amendment to the Agreement with the Contractor (the “Second Amendment”). The Second Amendment provides that the guaranteed date of completion for the Baton Rouge project is May 31, 2012 and the total guaranteed maximum price for the construction of the Baton Rouge project is approximately $229 million. In addition, the Second Amendment provides a revised scope of work to include the following items: 206 room hotel, three-level parking garage, hotel rooftop swimming pool and the relocation of River Road, which is the road located outside of the Project. Prior to the Second Amendment, the Agreement provided for a 100 room hotel, two-level parking garage and a swimming pool.
The foregoing descriptions of the First Amendment and the Second Amendment do not purport to be complete and are qualified in their entirety by reference to First Amendment and Second Amendment, which are attached as Exhibits 10.1 and 10.2, respectively, and are incorporated herein by reference.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description

Exhibit 10.1	First Amendment to the Agreement for Guaranteed Maximum Price Construction Services, dated as of May 26, 2011, between PNK (Baton Rouge) Partnership and Manhattan Construction Company.

Exhibit 10.2	Second Amendment to the Agreement for Guaranteed Maximum Price Construction Services, dated as of May 26, 2011, between PNK (Baton Rouge) Partnership and Manhattan Construction Company.

SIGNATURES
Pursuant to the requirements of Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PINNACLE ENTERTAINMENT, INC. (Registrant)
Date: June 1, 2011	By:	/s/ John A. Godfrey
John A. Godfrey
Executive Vice President, General Counsel and Secretary

INDEX TO EXHIBITS

Exhibit No.	Description

Exhibit 10.1	First Amendment to the Agreement for Guaranteed Maximum Price Construction Services, dated as of May 26, 2011, between PNK (Baton Rouge) Partnership and Manhattan Construction Company.

Exhibit 10.2	Second Amendment to the Agreement for Guaranteed Maximum Price Construction Services, dated as of May 26, 2011, between PNK (Baton Rouge) Partnership and Manhattan Construction Company.